EXHIBIT 99.1

                         FIRST NATIONAL BANKSHARES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of First National Bankshares, Inc. (the "Company') to be held on ______________, 199__, and the Proxy Statement-Prospectus in connection therewith, each dated _______________, 199__,
(b) constitutes and appoints Roland J. Champagne, Thomas H. Givens, M.D. and Samuel G. deGeneres, or any one of them acting in the absence of the others, with full power of substitution, the lawful attorneys and proxies of the undersigned, (c) authorizes the proxies to attend and represent the undersigned at the Special Meeting of Shareholders of the Company, and at all adjournments and postponements thereof, and to vote as specified below all of the shares of the Company's common stock registered in the name of the undersigned that the undersigned would be entitled to vote if personally present, and (d) revokes any proxies heretofore given.

                  1. Proposal to approve an Agreement and Plan of Merger dated October 11, 1996, as amended, between Whitney Holding Corporation ("Whitney"), Whitney National Bank, the Company, and First National Bank of Houma ("FNBH") and the related Joint Agreement of Merger of the Company and Whitney (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Company would merge into Whitney and each outstanding share of common stock of the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger and (b) FNBH would, in due course, merge into Whitney National Bank, all as more fully described in the accompanying Proxy Statement-Prospectus.

            ___ FOR                   ___ AGAINST                  ___ ABSTAIN

                  2. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

Dated:  _______________, 1997


         ---------------------------------
           (Signature of Shareholder)

         ---------------------------------
          (Signature of Joint Shareholder)


(Your signature on this proxy should correspond with the name appearing on your stock certificate. When signing as Executor, Administrator, Trustee, Guardian, Attorney, etc. please indicate your full title. If stock is held jointly, each joint owner must sign.)

PLEASE DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.